Exhibit 10.29

Dated April 8, 2014

Loan Agreement

Between

Zhejiang Tmall Technology Co., Ltd.

(as Lender)

and

Simon Xie (谢世煌)

(as Borrower)

Table of Contents

1.	Loan Commitment	1

2.	Grant of Loan and Purpose	1

3.	Term of Loan and Renewal	2

4.	Interest and Payment	2

5.	Repayment; Voluntary Prepayment; Mandatory Prepayment	3

6.	Guarantee	3

7.	Representations and Warranties of the Borrower	3

8.	Undertakings of the Borrower	4

9.	Liability for Breach	5

10.	Assignment	6

11.	Miscellaneous	6

i

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into on April 8, 2014 by and between:

(1)	Zhejiang Tmall Technology Co., Ltd., a limited liability company incorporated under the Company Law of the People’s Republic of China, with its registered address at 2nd Floor No. 168, Wuchang Avenue, Wuchang Street, Yuhang District, Hangzhou (the “Lender”); and

(2)	Simon Xie (谢世煌), with his ID number of (the “Borrower”).

WHEREAS:

A.	The Borrower intends to invest in Hangzhou Yunxi Investment Partnership Enterprise (Limited Partnership) (杭州云溪投资合伙企业（有限合伙）) (the “Limited Partnership”) and becomes a limited partner thereof;

B.	The Lender intends to provide financing to the Borrower, so that the Borrower may fulfill the investment to the Limited Partnership as set out above;

NOW, THEREFORE, through amicable negotiation, the Parties hereby agree as follows:

1.	Loan Commitment

Pursuant to the terms and conditions set forth herein, the Lender agrees to grant the Borrower a loan with an aggregate amount of up to RMB6,537,000,000 (the “Loan Commitment”).

2.	Grant of Loan and Purpose

2.1	The Parties agree that, during a period from the date of this Agreement to December 31, 2014 (the “Drawdown Period”), the Borrower has the right, by sending a written notice to the Lender, to request the Lender to make payment of any part of the Loan Commitment which has not been drawn down, in whole or in part, in no later than 10 working days, provided that the pledge agreement as contemplated in Clause 6(2) below has been duly executed and come into effect. The day on which the Lender makes available to the Borrower relevant loan under a drawdown request by the Borrower is the “Actual Payment Date” in respect of such loan. In case of any part of the Loan Commitment, which has not been drawn down by the Borrower upon the expiration of the Drawdown Period, the Lender may cancel such part of the Loan Commitment, and is no longer obliged to make such part of the loan under this Agreement available to the Borrower.

2.2	Unless otherwise required by the Borrower in the drawdown request, the Lender shall make payments of the loan to the Borrower’s account as follows:

Account Name:	Simon Xie (谢世煌)

Account Bank:

Account Number:

2.3	The loan shall only be used for the investment in the Limited Partnership.

3.	Term of Loan and Renewal

3.1	The term of the loan shall be ten (10) years, starting from the date on which first payment of loan is made to the Borrower’s account (the “First Grant Date”) in accordance with Clause 2.

3.2	Where necessary, the term of the loan may be renewed upon an agreement by the Parties.

4.	Interest and Payment

4.1	The Borrower shall pay to the Lender interest accrued on the principal amount of the loan which has been drawn down by the Borrower under this Agreement at an annual compound interest rate of 8%.

4.2	The Borrower shall pay, together with the repayment of the principal amount of the loan pursuant to Clause 5.1, interest accrued on each loan at an annual compound interest rate of 8% (365 days a year), calculating from the Actual Payment Date until the repayment of such loan.

5.	Repayment; Voluntary Prepayment; Mandatory Prepayment

5.1	The Borrower shall repay to the Lender the outstanding amount of the loan in one lump sum on the expiry date of the term of the loan or the renewal thereof based on the amount actually drawn down by the Borrower.

5.2	The Parties agree that the Borrower may, by sending a written notice 10 working days in advance, prepay to the Lender the outstanding amount of the principal of the loan hereunder, in whole or in part, before the expiry date of the term of the loan or the renewal thereof.

5.3	If the Borrower acquires any distribution amount from the Limited Partnership as the partner of the Limited Partnership, the Borrower shall immediately use such distribution amount (net of tax payable) to repay to the Lender.

6.	Guarantee

The Borrower shall make any guarantee as required by and satisfactory to the Lender (including but not limited to execution of guarantee documents and completion of registration necessary to give effect to such guarantee in accordance with the guarantee documents) as follows:

(1)	a pledge by the Borrower on his share of property interests in the Limited Partnership in favor of the Lender;

(2)	a pledge or mortgage by the Limited Partnership on all of the assets owned by it in favor of the Lender; and

(3)	a guarantee by the Borrower on any other property as agreed by the Parties or by a third party.

7.	Representations and Warranties of the Borrower

The Borrower represents and warranties to the Lender as follows and acknowledges that the Lender has entered into this Agreement in reliance on such representations and warranties:

(1)	it has full civil capacity to execute and perform this Agreement and to complete the transaction contemplated by this Agreement;

(2)	this Agreement, upon execution, constitutes legal, valid and binding obligations on him and may be enforced in accordance with the terms hereof; and

(3)	all information provided by him to the Lender for the purpose of this Agreement is true, accurate and complete.

8.	Undertakings of the Borrower

The Borrower undertakes to the Lender that:

(1)	it shall ensure that all of his debts under this Agreement will be repaid pari passu at any time with any other debts owed by the Borrower to any other creditors now or thereafter, except for (a) any lien created under laws, (b) any secured debt of the Borrower existing at the execution of this Agreement, and (c) any other secured debt created or renewed with prior written consent of the Lender;

(2)	it shall use the loan for the purpose under Clause 2.3 only;

(3)	it shall comply with all laws, regulations and instructions given by any governmental authority or administration authority which are applicable to it;

(4)	it shall notify the Lender upon occurrence of any of the following:

(a)	any litigation, arbitration or administration proceedings involving him, the Limited Partnership or his property (by service of summons, attachment or detainment of property or otherwise) or initiated by him with an aggregate amount of more than RMB1,000,000 directly or likely involved;

(b)	any event of default set out in Clause 9.1;

(c)	any other circumstance which may affect its ability to perform any of its obligations under this Agreement.

9.	Liability for Breach

9.1	Event of Default

Any of the following events shall be deemed as an event of default under this Agreement (“Event of Default”):

(1)	the Borrower fails to use the loan for the purpose under Clause 2.3;

(2)	the Borrower fails to duly repay the principal of the loan and interest accrued thereon in accordance with Clauses 4 and 5;

(3)	the guarantee provided by the Borrower in accordance with Clause 6(1) becomes invalid or there is any circumstance having a significant adverse impact on the performance of such guarantee;

(4)	the Limited Partnership applies for bankruptcy or takes any actions with respect to bankruptcy, liquidation, discontinuation, reorganization, dissolution or similar proceedings;

(5)	any representations and warranties given by the Borrower hereunder become or are proved to be uncompleted, incorrect or misleading and failed to be remedied within thirty (30) days after a notice in connection therewith sent by the Lender to the Borrower if such uncompleted, incorrect or misleading representations and warranties are remediable;

(6)	the Borrower fails to comply with or perform any undertakings or covenants hereunder and failed to be remedied within thirty (30) days after a notice in connection therewith sent by the Lender to the Borrower if such failure to comply with or perform is remediable.

9.2	Remedy for Breach

(1)	Upon occurrence of any of the Event of Default, the Lender may notify the Borrower in writing, claiming that the loan becomes due and payable immediately (the day on which the Lender sends the written notice above shall be referred to as the “Accelerated Maturity Date”). The Borrower shall within twenty (20) working days after its receipt of the written notice above pay (i) the outstanding amount of the loan, (ii) interest accrued on the outstanding amount of loan as of the Accelerated Maturity Date to be calculated in accordance with Clause 4.2, and (iii) default interest calculated in accordance with paragraph (2) below.

(2)	If the Lender claims that the outstanding amount of the loan becomes due and payable immediately, in accordance with paragraph (1) above, the Borrower shall pay to the Lender default interest on the outstanding amount of the loan and interest thereon under items (i) and (ii) of paragraph (1) above at an annual compound rate of 12% (365 days a year), calculating from the Accelerated Maturity Date until such outstanding amount of the loan and interest accrued thereon are paid up.

10.	Assignment

The Borrower shall not assign any of its rights or obligations under this Agreement without prior written consent of the Lender.

11.	Miscellaneous

11.1	Notice

All notice between the Parties hereunder may be given by courier service, registered mail, fax or email. Any notice, if sent by courier service, shall be deemed to have been served on the delivery date; if sent by registered mail, shall be deemed to have been served five (5) days after the posting date on the receipt; if sent by fax, shall be deemed to have been served when a confirmation report of transmission is recorded by the sender’s facsimile machine; and if by email, shall be deemed to have been served when a confirmation report of transmission is shown on the sender’s computer.

Unless otherwise notified by either Party to the other Party 10 working days in advance in writing, the addresses of the Parties for the purpose of notice are as follows:

Zhejiang Tmall Technology Co., Ltd.

Address:

Post Code:

In Attention:	Jack Ma

Simon Xie (谢世煌)

Address:

Post Code:

11.2	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and shall supersede any and all prior discussions, negotiations and arrangements between the Parties with respect to the subject matter hereof.

11.3	Amendment

Any amendment to this Agreement, including but not limited to modification, supplement or deletion, shall become effective only if agreed by the Parties by signing a written instrument.

11.4	Effectiveness

This Agreement shall come into effect upon signing by each of the Parties.

11.5	Waiver

Failure to exercise, or any delay in exercising, any right or remedy provided under this Agreement shall not constitute a waiver of such right or remedy. No single or partial exercise of any right or remedy provided under this Agreement shall preclude the further exercise of such or any other right or remedy.

11.6	Governing Law

This Agreement is governed by and construed in accordance with the laws of the People’s Republic of China.

11.7	Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall be first resolved by the Parties through negotiation. The requesting party shall, by sending a dispute notice with a specific date, inform the other party of the dispute and indicate the nature of the dispute. If the dispute cannot be resolved through negotiation within sixty (60) days from the date of the dispute notice, either party may submit the dispute to a competent court in China for litigation.

11.8	Counterparts

This Agreement may be executed and delivered (by fax or in PDF) in any number of countersigned counterparts and signed by each of the Parties. Each countersigned counterpart upon execution shall be deemed as an original but all of which together shall constitute on and the same instrument.

[Remainder of this Page Intentionally Left Blank]

Execution Page

This Loan Agreement has been duly executed by the Parties hereto on the date written above.

Zhejiang Tmall Technology Co., Ltd.

Authorized representative:	/s/ Jack Ma
(Signature) Jack Ma

Execution Page of Loan Agreement

Execution Page

This Loan Agreement has been duly executed by the Parties hereto on the date written above.

Simon Xie (谢世煌):	/s/ Simon Xie
(Signature) Simon Xie

Execution Page of Loan Agreement